Consent of Independent Accountants

To the Trustees and Administrative Class Shareholders of the PIMCO Total Return Fund

You have informed us that the Report of Independent Accountants dated May 23, 2001 relating to the financial statements for the fiscal year ended March 31, 2001 of the Total Return Fund Administrative Class (the "Fund") is to be included in the Securities Registration Statement, the Securities Report (including amendments to the Securities Registration Statement and the Securities Report) and the Investment Report of the Fund.

We hereby consent to the inclusion in the Securities Registration Statement, the Securities Report (including amendments to the Securities Registration Statement and the Securities Report) and the Investment Report of our Report of Independent Accountants and any reference thereto and references to our name in the form and context in which they are included.

PricewaterhouseCoopers LLP
Kansas City, Missouri
September 14, 2001

Consent of Independent Accountants

To the Trustees and Administrative Class Shareholders of the PIMCO Total Return Fund:

Pacific Investment Management Series

You have informed us that the Report of Independent Accountants dated May 23, 2000 relating to the financial statements for the fiscal year ended March 31, 2000 of the Total Return Fund Administrative Class (the "Fund") is to be included in the amendment to the Securities Report and the Investment Report of the Fund.

We hereby consent to the inclusion in the amendment to the Securities Report and the Investment Report of our Report of Independent Accountants and any reference thereto and references to our name in the form and context in which they are included.

PricewaterhouseCoopers LLP
Kansas City, Missouri
October 20, 2000

Report of Independent Accountants

To the Trustees and Administrative Class Shareholders of the PIMCO Total Return Fund

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations, of changes in net assets and the financial highlights for the Administrative Class shares presents fairly, in all material respects, the financial position of the Total Return Fund (hereafter referred to as the "Fund") at March 31, 2001, the results of operations, the changes in net assets and the financial highlights for the Administrative Class shares for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereinafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at March 31, 2001 by correspondence with the custodian and brokers, provides a reasonable basis for our opinion.

Kansas City, Missouri
May 23, 2001

Report of Independent Accountants

To the Trustees and Administrative Class Shareholders of the PIMCO Total Return Fund: Pacific Investment Management Series

In our opinion, the accompanying statements of asset and liabilities, including the schedule of investments, and the related statements of operations, of changes in net assets and the financial highlights for the Administrative Class shares present fairly, in all material respects, the financial position of the Total Return Fund (hereafter referred to as the "Fund") at March 31, 2000, the results of its operations, the changes in its net assets and the financial highlights for the Administrative Class shares for each of the periods indicated, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

Kansas City, Missouri
May 23, 2000